mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Investor Presentation First Quarter – 2024 Main St et Capital Corporation NYSE: IN mainstc ital.com Filed pursuant to Rule 433 Issuer Free Writing Prospectus dated May 10, 2024 Related to the Registration Statement No. 333-263258

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of May 10, 2024, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation Corporate Overview and Investment Strategy 1st Quarter – 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms (1) Capital under management includes undrawn portion of debt capital as of March 31, 2024 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $7.4 billion in capital under management(1) – Over $5.8 billion internally at MAIN(1) – Over $1.6 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million • Provides single source solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned by private equity sponsors (Private Loans) • Originated directly by MAIN or through strategic relationships with other investment funds • First lien, senior secured debt investments • Companies consistent with size of the companies in MAIN’s LMM and Middle Market investment strategies Debt investments in Middle Market companies • First lien, senior secured and/or rated debt investments • Larger companies than LMM investment strategy Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 MAIN is a Principal Investor in Private Debt and Equity Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share Consistent cash dividend yield – dividends paid monthly • MAIN has never decreased its monthly dividend rate • 123% increase in monthly dividends from $0.33 per share paid in Q4 2007(2) to declared dividends of $0.735 per share for Q3 2024 • Supplemental dividends, paid or declared, in addition to monthly dividends, of $1.15 per share during the last twelve months(1) Owns two Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage) • Provides access to 10-year, low cost, fixed rate U.S. government- backed leverage Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through issuer investment grade ratings of BBB-/Stable from Fitch Ratings and BBB-/Stable from Standard & Poor’s Global Ratings • Total SBIC debentures regulatory financing capacity of $350 million, the maximum amount permitted under current U.S. Small Business Administration (SBA) regulations MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends, meaningful supplemental quarterly dividends and long-term capital appreciation to our shareholders (1) Includes dividends paid or declared as of May 10, 2024 (2) MAIN's Initial Public Offering, or IPO, occurred in October 2007

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth • NAV growth of $16.69 per share (or 130%) since 2007 • Cumulative net realized gains from LMM portfolio investments of $75.6 million since MAIN’s initial public offering(2) • Approximately $6.00 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio as of March 31, 2024 • Realized gains provide opportunities for additional returns in excess of net investment income Internally managed operating structure provides significant operating leverage • Favorable ratio of total expenses, excluding interest expense, to average total assets of approximately 1.3%(1) • Greater portion of gross portfolio returns are delivered to our shareholders • Attractive and growing Asset Management Business benefits MAIN’s shareholders • Significant positive impact to Net Investment Income (NII) • Alignment of interests between MAIN management and our shareholders Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders (1) Based upon the trailing twelve-month period ended March 31, 2024 (2) MAIN's Initial Public Offering, or IPO, occurred in October 2007

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow Distributable Net Investment Income (DNII)(1), and dividends paid, as investment portfolio and total investment income grow • 123% increase in monthly dividends from $0.33 per share paid in Q4 2007(2) to declared dividends of $0.735 per share for Q3 2024 • Never decreased regular monthly dividends (including through 2008/2009 recession and 2020/2021 COVID-19 pandemic) • Paid or declared $41.59(3) per share in total dividends since IPO(2) at $15.00 per share ($35.55 per share in regular dividends and $6.04 per share in supplemental dividends)(3) • Multi-faceted investment strategy supports growth of dividends over various cycles and markets 2. Meaningfully Grow Net Asset Value (NAV) Per Share • $12.85 at December 31, 2007(2) to $29.54 at March 31, 2024 – 130% growth; CAGR of 5.3% • Represents incremental economic return to investors beyond dividends • MAIN’s debt-focused peers (which comprises most BDCs) have not been able to generate NAV per share growth through the cycles • Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and periodic harvesting of realized gains from equity investments • Ability to grow NAV per share provides opportunity for MAIN share price appreciation and additional shareholder returns 3. Supplement Growth in DNII(1) with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) • Realized gains validate the quality of MAIN’s unrealized appreciation on its LMM equity investments • Realized gains can be retained for future reinvestment due to MAIN’s unique tax structure or paid to shareholders as dividends (1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (2) MAIN's Initial Public Offering, or IPO, occurred in October 2007 (3) Includes dividends paid or declared as of May 10, 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 Historical Monthly Dividends, NAV and DNII(1) Per Share MAIN’s unique focus on LMM equity investments provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders • In addition to the monthly dividends above, $6.04 per share of supplemental dividends have been paid or declared since 2007 IPO(2) • Annual return on equity averaging 14.0% from 2010 through the first quarter of 2024 (1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (2) Includes dividends paid or declared as of May 10, 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 LMM Investment Strategy Investment Objectives • High cash yield from secured debt investments (12.5% weighted- average cash coupon as of March 31, 2024); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN’s perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN's permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 10 LMM Investment Opportunity Large and critical portion of U.S. economy • 195,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 11 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market strategies • Proprietary investments originated directly by MAIN or through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.8 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 12.8%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity sponsor (1) This calculation excludes two Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 42

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 12 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted-average EBITDA of approximately $61.1 million(1) Large and critical portion of U.S. economy • 220,000+ domestic Middle Market businesses(2) More relative liquidity than LMM and Private Loan investments 8% – 13% targeted gross yields • Weighted-average effective yield of 12.9%(3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(4) MAIN has historically invested in debt investments in Middle Market companies and continues to maintain a portfolio of these investments Over the last few years, MAIN has been de- emphasizing this strategy and expects to continue to do so in the future (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company (2) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $1,000,000,000 (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) The defined term and additional details for the Credit Facilities are included on page 42

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 13 Asset Management Business MAIN(1) is the investment adviser to several third party clients in its Asset Management Business MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (MSIF), a non-listed BDC • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.75% of total assets – Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains MAIN(1) is the investment adviser and administrator to two private funds and a separately managed account with the investment strategies for these clients solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $8.6 million contribution to net investment income in the first quarter of 2024(2) – $33.4 million contribution to net investment income in the year ended December 31, 2023(2) – $155.8 million of cumulative unrealized appreciation as of March 31, 2024 MAIN’s Asset Management Business represents additional income diversification and the opportunity for greater shareholder returns MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of this Asset Management Business Growth of Asset Management Business is primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 14 MAIN Regulatory Framework Operates as a Business Development Company • Regulated by the SEC - 1940 Act • Publicly-traded, private investment company Regulated Investment Company (RIC) tax structure • Eliminates corporate level income tax • Efficient tax structure providing high yield to investors • Passes through qualified dividends and capital gains to investors Small Business Investment Company (SBIC) subsidiaries • Regulated by the SBA • Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government • Total SBIC debenture regulatory financing capacity of $350.0 million • Total outstanding leverage of $286.2 million through two wholly owned SBIC funds; $63.8 million of licensed capacity for additional debentures(1) • MAIN is a previous SBIC of the Year Award recipient Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage (1) MAIN expects to maintain SBIC debentures under the SBIC subsidiaries in the future, subject to periodic repayments and borrowings, in an amount equal to the regulatory maximum amount available for affiliated SBIC funds

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 15 MAIN Corporate Structure – Internally Managed “Internally managed” structure means no external management fees or expenses are paid, providing operating leverage to MAIN’s business; MAIN targets total operating and administrative expenses at or less than 2% of assets Main Street Capital Corporation (BDC/RIC) Assets: ~$4.2 billion Credit Facilities: $323 million ($1.4 billion capacity)(1)(2) Notes: ~$1.5 billion(3) Main Street Mezzanine Fund, LP (2002 vintage SBIC) Assets: ~$268 million SBIC Debt: ~$111 million outstanding (1) The defined term and additional details for the Credit Facilities are included on page 42 (2) As of March 31, 2024, MAIN’s Credit Facilities had $1.4 billion in total commitments; MAIN’s Credit Facilities include accordion features which could increase total commitments up to $1.8 billion (3) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes; in May 2024, MAIN fully repaid the $450.0 million in aggregate principal amount of the May 2024 Notes at maturity Main Street Capital III, LP (2016 vintage SBIC) Assets: ~$293 million SBIC Debt: $175 million outstanding

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 16 David Magdol(1)(2) President and CIO(3) Jesse Morris(1) CFO, COO, EVP MAIN Executive Management Team (1) Member of MAIN Executive Committee (2) Member of MAIN Investment Committee; Vince Foster, MAIN’s Chairman of the Board, is also a member of MAIN’s Investment Committee (3) Chief Investment Officer (4) Chief Compliance Officer • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 • Director of Acquisitions & Integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak(1)(2) CEO Jason Beauvais; JD(1) EVP, GC, CCO(4) and Secretary • Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) • Associate in the corporate and securities section at Baker Botts LLP • Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with a Big 5 Accounting Firm • Co-founded MAIN; Joined Main Street group in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 17 (1) Initial Public Offering, or IPO, in October 2007 (2) As of and based upon the closing market price on May 6, 2024 of $50.88 per share and the annualized most recently declared monthly dividends (3) Based upon the closing market price on May 6, 2024 of $50.88 per share and the annualized monthly dividends and supplemental dividend declared for the second quarter of 2024 (4) Based upon dividends which have been paid or declared as of May 10, 2024 Monthly Dividends Per Share – Sustainable Growth Recurring monthly dividend has never been decreased and has grown meaningfully (123%) since IPO(1) Based upon the current annualized monthly dividends declared for the third quarter of 2024, the annual effective yield on MAIN’s stock is 5.8%(2) Based upon the current annualized total monthly dividends and supplemental dividend declared for the second quarter of 2024, the annual effective yield on MAIN’s stock is 8.0%(3) MAIN has also paid or declared supplemental dividends of $6.04(4) per share since IPO(1) Cumulative dividends paid or declared, including supplemental dividends, since IPO(1) (at $15.00 per share) through third quarter of 2024 equal $41.59 per share(4) Trailing Twelve Months Monthly Dividends Per Share

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 18 Total Dividends per Share - Significant Incremental Value to Shareholders MAIN’s dividend policy includes an expectation for consistent annual growth of its monthly dividends and meaningful coverage of such monthly dividends with recurring Distributable Net Investment Income (DNII)(3) MAIN’s dividend policy includes an expectation for meaningful supplemental dividends to the extent DNII(3) significantly exceeds the monthly dividends MAIN’s dividend policy is intended to provide MAIN’s shareholders significant comfort regarding the recurring nature of MAIN’s monthly dividends and visibility to additional significant value through MAIN’s supplemental dividends Trailing Twelve Months Total Dividends Per Share (1) Includes dividends which have been paid or declared for payment on or before June 30, 2024; in May 2024, we also declared regular monthly dividends of $0.735 per share to be paid in Q3 2024 (2) Includes supplemental dividends which have been declared as of May 10, 2024 (3) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 19 Main Street Capital Corporation Investment Portfolio 1st Quarter – 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 20 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio(1) at fair value consists of approximately 53% LMM / 34% Private Loan / 5% Middle Market / 8% Other Portfolio(1) investments 191 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $19.2 million(2) • Largest individual portfolio company represents 3.5%(3) of total investment income and 3.6% of total portfolio fair value(1) (most investments are less than 1% of income and fair value) • Non-accrual investments represent 0.5% of the total investment portfolio at fair value and 2.0% at cost • Weighted-average effective yield of 12.8%(4) Significant diversification • Issuer • Industry • Transaction type Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends (1) Includes the External Investment Manager and excludes $103.4 million of fair value of short-term portfolio investments, as these represent investments deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio, each as described in MAIN’s SEC filings (2) As of March 31, 2024; based on cost (3) Based upon total investment income for the trailing twelve-month period ended March 31, 2024 (4) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 21 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager and short-term portfolio investments, each as described in MAIN’s SEC filings, which in aggregate represent approximately 7% of the total portfolio

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 Diversified Total Portfolio (as a Percentage of Cost)(1) Invested Capital by Transaction Type Invested Capital by Geography(2) 27% 17% 20% 14% 22% (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager and short-term portfolio investments, each as described in MAIN’s SEC filings, which in aggregate represent approximately 7% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 2% of the total portfolio 15% 39% 42% 4%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 23 LMM Investment Portfolio 81 portfolio companies / $2.4 billion in fair value • 53% of total investment portfolio(1) at fair value Debt yielding 12.8%(2) (73% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 72% of debt investments earn fixed-rate interest • Over 840 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing a 40% average ownership position (27% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 63% of LMM companies(3) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $511.2 million, or $6.00 per share, of cumulative pre-tax net unrealized appreciation at March 31, 2024 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Includes the LMM companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve- month period ended March 31, 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 LMM Investment Portfolio Median LMM portfolio credit statistics(1): • Senior leverage of 3.0x EBITDA through MAIN’s debt position • 2.4x EBITDA to senior interest coverage • Total leverage of 3.0x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $29.2 million at fair value or $22.8 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • MAIN has been invested in 27% (22 different companies) of its LMM portfolio companies for greater than 10 years (representing 9% of total costs basis and 14% of total fair value) • Total LMM portfolio investments at fair value equals 128% of cost • Equity component of LMM portfolio at fair value equals 206% of cost • Majority of LMM portfolio companies have de-leveraged and have experienced equity appreciation – 49 LMM portfolio companies with unrealized appreciation on equity investments – Net unrealized appreciation on LMM Equity investments of $536.6 million LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics MAIN’s long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation (1) These credit statistics exclude portfolio companies on non-accrual and five companies for which EBITDA is not a meaningful metric

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 LMM Portfolio by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 26 Diversified LMM Portfolio (as a Percentage of Cost) Invested Capital by Geography(1) 23% 25% 25% 11% 16% Invested Capital by Transaction Type (1) Based upon portfolio company headquarters 9% 29% 58% 4% LBO/MBO Recapitalization/ Refinancing Growth Capital Acquisition

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 27 1st Lien 99% 1% Security Position on Debt Investments as a Percentage of Cost LMM Portfolio Attributes Reflect Investment Strategy High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns Weighted-Average Effective Yield on Debt Investments = 12.8%(1) Average Fully Diluted Equity Ownership = 40% Fully Diluted Equity Ownership % (1) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status 31% 37% 32% %

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 28 15% Current Interest Total Interest Coupon(2) Term and Total Interest Coupon of Existing LMM Debt Investments Original Term(1) (1) Original terms can be extended if the portfolio company’s objectives and performance align with MAIN's long-term to permanent holding period expectations, often providing significant growth and longer tenure to MAIN’s debt investments (2) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status (3) Floating interest rates generally include contractual minimum “floor” rates; interest rate of 13.3% is based on weighted-average principal balance of floating rate debt investments as of March 31, 2024 (4) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Debt Investments generally have a 5-Year Original Term and ~3.1 Year Weighted-Average Remaining Duration; Weighted-Average Effective Yield of 12.8%(4) on Debt Portfolio Original Term 87% 7% 6% Floating Interest Rate (Wtd. Avg. of 13.3%)(3) 13% Current Interest 12% Current Interest 10% Current Interest <10% Current Interest 14% Current Interest 2% 10% 21% 32% 3% 4% 28%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Private Loan Investment Portfolio 88 investments / $1.5 billion in fair value • 34% of total investment portfolio(1) at fair value Average investment size of $17.5 million(2) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(2) of Private Loan portfolio is secured debt • Over 99%(2) of Private Loan debt portfolio is first lien term debt Debt yielding 12.8%(3) • 96%(2) of Private Loan debt investments bear interest at floating rates(4), providing matching with MAIN’s floating rate Credit Facilities(5) • Over 550 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(5) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) As of March 31, 2024; based on cost (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (5) The defined term and additional details for the Credit Facilities are included on page 42

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Middle Market Investment Portfolio 22 investments / $238.6 million in fair value • 5% of total investment portfolio(1) at fair value Average investment size of $12.9 million(2) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 91%(2) of Middle Market portfolio is secured debt • Over 99%(2) of Middle Market debt portfolio is first lien term debt Debt yielding 12.9%(3) • 86%(2) of Middle Market debt investments bear interest at floating rates(4), providing matching with MAIN’s floating rate Credit Facilities(5) • Over 550 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(5) Middle Market investment portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM investment portfolio and represents a potential source of liquidity for MAIN’s future investment activities Over the last few years, MAIN has been de- emphasizing this strategy and expects to continue to do so in the future (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) As of March 31, 2024; based on cost (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) 86% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates (5) The defined term and additional details for the Credit Facilities are included on page 42

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 31 Private Loan & Middle Market Portfolios by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 Diversified Private Loan & Middle Market Investments (as a Percentage of Cost) Invested Capital by Transaction Type Invested Capital by Geography(1) 32% 9% 14% 17% 28% (1) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 4% of the combined Private Loan and Middle Market portfolios 22% 49% 25% 4% LBO/MBO Acquisition Growth Capital Recapitalization / Refinancing

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 33 Main Street Capital Corporation Financial Overview 1st Quarter – 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 34 $243.4 $222.6 $289.0 $376.9 $500.4 $131.6 2019 2020 2021 2022 2023 YTD 2024 $0.0 $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 $480.0 $520.0 $168.3 $149.6 $194.7 $257.5 $356.8 $94.4 2019 2020 2021 2022 2023 YTD 2024 $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 $275.0 $300.0 $325.0 $350.0 $375.0 MAIN Financial Performance Total Investment Income ($ in millions) Distributable Net Investment Income(1) ($ in millions) Year over Year Change Year over Year Change (11)% 30% 30%(9)% 39%33% 32% (1) See reconciliation of DNII to Net Investment Income on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (2) Reflects year-to-date March 31, 2024 performance compared to March 31, 2023 (3) Three months ended March 31, 2024 9% (2) 10% (2)30% (3) (3)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 35 Long-Term Portfolio and DNII(1) Per Share Growth MAIN has consistently grown portfolio investments and DNII per share (1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (2) Based on fair value at the end of the period (3) Excludes $103.4 million of fair value of short-term portfolio investments, as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (4) DNII per share for the trailing twelve-month period ended March 31, 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 36 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of MAIN investors MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%(2) Significant portion of total operating expenses(1) are non-cash • Non-cash compensation expenses(3) were 30.0%(2) of total operating expenses (1) • Operating Expense to Assets Ratio of 0.9%(2) excluding non-cash compensation expenses(3) MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our shareholders (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2024 (3) See calculation of non-cash compensation expenses on page 38 and non-GAAP information disclosures on page 48 of this presentation

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 37 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% MAIN Maintains a Significant Operating Cost Advantage (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2024 (3) Based upon the trailing twelve-month period ended March 31, 2024, excluding non-cash compensation expenses (4) See calculation of non-cash compensation expenses on page 38 and non-GAAP information disclosures on page 48 of this presentation (5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2023; specifically includes: ARCC, BBDC, BCSF, BKCC, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, MRCC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, PTMN, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF (6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended December 31, 2023 as derived from each company’s SEC filings, including non-cash compensation expenses (7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended December 31, 2023 as derived from each company’s SEC filings, excluding non-cash compensation expenses (8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended December 31, 2023 and includes commercial banks with a market capitalization between $500 million and $3 billion Operating Expenses(1) as a Percentage of Total Assets MAIN (2) MAIN Excl. Non-cash Comp Exp (3)(4) Other BDCs (5)(6) Other BDCs Excl. Non-cash Comp Exp (5)(7) Commercial Banks (8)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 38 MAIN Income Statement Summary (1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase (Decrease) in Net Assets (2) Excludes non-cash compensation expenses (3) See Non-GAAP Information disclosures on page 48 of this presentation (4) Change in DNII Margin is based upon the basis point difference (increase/(decrease)) NM – Not Measurable / Not Meaningful Q1 24 vs. Q1 23 ($ in 000’s), except per share amounts Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Change(1) Total Investment Income $ 120,254 $ 127,583 $ 123,237 $ 129,309 $ 131,606 9% Expenses: Interest Expense (24,997) (26,754) (26,414) (24,410) (26,776) (7)% G&A Expense(2) (9,814) (10,501) (10,652) (10,053) (10,458) (7)% Distributable Net Investment Income (DNII)(2)(3) 85,443 90,328 86,171 94,846 94,372 10% DNII Margin % 71.1% 70.8% 69.9% 73.3% 71.7% 66 bps (4) Non-Cash Compensation Expenses(3) Share-based Compensation Expense (4,100) (4,087) (4,164) (4,169) (4,103) —% Deferred Compensation (Expense) Benefit (376) (513) 172 (533) (462) (23)% Total Non-Cash Compensation Expenses(3) (4,476) (4,600) (3,992) (4,702) (4,565) (2)% Net Investment Income (NII) 80,967 85,728 82,179 90,144 89,807 11% Net Realized Gain (Loss) (28,379) (75,506) 664 (17,284) (12,367) NM Net Unrealized Appreciation 35,118 104,941 27,011 65,507 40,647 NM Income Tax (Provision) Benefit (8,114) (8,647) (6,593) 711 (10,940) (35)% Net Increase in Net Assets $ 79,592 $ 106,516 $ 103,261 $ 139,078 $ 107,147 35% NII Per Share $ 1.02 $ 1.06 $ 0.99 $ 1.07 $ 1.05 3% DNII Per Share(3) $ 1.07 $ 1.12 $ 1.04 $ 1.12 $ 1.11 4%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 39 MAIN Per Share Change in Net Asset Value (NAV) (1) See reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and the At-the-Market (ATM) equity issuance program (3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Beginning NAV $ 26.86 $ 27.23 $ 27.69 $ 28.33 $ 29.20 Distributable Net Investment Income(1) 1.07 1.12 1.04 1.12 1.11 Non-Cash Compensation Expenses(1) (0.05) (0.06) (0.05) (0.06) (0.06) Net Realized Gain (Loss) (0.36) (0.94) 0.01 (0.20) (0.15) Net Unrealized Appreciation 0.44 1.31 0.33 0.78 0.49 Income Tax (Provision) Benefit (0.10) (0.11) (0.08) 0.02 (0.13) Net Increase in Net Assets 1.00 1.32 1.25 1.66 1.26 Regular Monthly Dividends to Shareholders (0.675) (0.675) (0.69) (0.705) (0.72) Supplemental Dividends to Shareholders (0.175) (0.225) (0.275) (0.275) (0.30) Accretive Impact of Stock Offerings(2) 0.18 0.18 0.32 0.11 0.05 Other(3) 0.04 (0.14) 0.03 0.08 0.05 Ending NAV $ 27.23 $ 27.69 $ 28.33 $ 29.20 $ 29.54 Weighted Average Shares 79,552,200 80,807,861 82,921,764 84,443,301 85,138,530

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 40 MAIN Balance Sheet Summary (1) The defined term and additional details for the Credit Facilities are included on page 42 (2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023) (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities ($ in 000’s, except per share amounts) Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 LMM Portfolio Investments $ 2,112,619 $ 2,170,226 $ 2,190,371 $ 2,273,000 $ 2,361,511 Private Loan Portfolio Investments 1,491,395 1,499,310 1,543,958 1,453,549 1,519,538 Middle Market Portfolio Investments 306,243 295,853 290,613 243,695 238,553 Other Portfolio Investments 116,067 111,184 123,649 141,964 139,782 External Investment Manager 132,650 133,970 146,131 174,063 185,260 Short-term Investments 1,943 — — — 103,383 Cash and Cash Equivalents 39,752 70,886 77,047 60,083 114,984 Other Assets 92,586 138,809 95,991 97,216 95,807 Total Assets $ 4,293,255 $ 4,420,238 $ 4,467,760 $ 4,443,570 $ 4,758,818 Credit Facilities(1)(3) $ 564,000 $ 580,000 $ 493,000 $ 360,000 $ 323,000 SBIC Debentures 328,206 343,943 344,239 344,535 281,013 Notes Payable(2)(3) 1,097,435 1,097,559 1,097,683 1,097,809 1,444,402 Other Liabilities 130,692 143,788 162,031 163,827 194,433 Net Asset Value (NAV) 2,172,922 2,254,948 2,370,807 2,477,399 2,515,970 Total Liabilities and Net Assets $ 4,293,255 $ 4,420,238 $ 4,467,760 $ 4,443,570 $ 4,758,818 Total Portfolio Fair Value as % of Cost 110% 113% 113% 115% 115 % Common Stock Price Data: High Close $ 42.49 $ 41.17 $ 42.73 $ 43.80 $ 47.31 Low Close 36.87 38.10 39.61 37.87 43.45 Quarter End Close 39.46 40.03 40.63 43.23 47.31

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 41 MAIN Liquidity and Capitalization (1) As of March 31, 2024, MAIN’s Corporate Facility had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion and MAIN’s SPV Facility had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; see additional detail on page 42 (2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023) (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) Debt to NAV Ratio is calculated based upon the par value of debt (5) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC asset coverage requirements, and thereby are excluded from Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN (6) See reconciliation of DNII to Net Investment Income on page 38 and Non-GAAP Information disclosures on page 48 of this presentation (7) Net debt in this ratio includes par value of total debt less cash and cash equivalents (8) DNII(6) + interest expense / interest expense on a trailing twelve-month basis ($ in 000's) Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Cash and Cash Equivalents $ 39,752 $ 70,886 $ 77,047 $ 60,083 $ 114,984 Availability Under Credit Facilities(1) 671,000 655,000 757,000 1,065,000 1,102,000 Total Liquidity $ 710,752 $ 725,886 $ 834,047 $ 1,125,083 $ 1,216,984 Debt at Par Value: Credit Facilities(1)(3) $ 564,000 $ 580,000 $ 493,000 $ 360,000 $ 323,000 SBIC Debentures 334,000 350,000 350,000 350,000 286,200 Notes Payable(2)(3) 1,100,000 1,100,000 1,100,000 1,100,000 1,450,000 Total Debt 1,998,000 2,030,000 1,943,000 1,810,000 2,059,200 Net Asset Value (NAV) 2,172,922 2,254,948 2,370,807 2,477,399 2,515,970 Total Capitalization $ 4,170,922 $ 4,284,948 $ 4,313,807 $ 4,287,399 $ 4,575,170 Debt to NAV Ratio(4) 0.92 to 1.0 0.90 to 1.0 0.82 to 1.0 0.73 to 1.0 0.82 to 1.0 Regulatory Debt to NAV Ratio(5) (6) 0.77 to 1.0 0.75 to 1.0 0.67 to 1.0 0.59 to 1.0 0.70 to 1.0 Net Debt to NAV Ratio(6) (7) 0.90 to 1.0 0.87 to 1.0 0.79 to 1.0 0.71 to 1.0 0.77 to 1.0 Interest Coverage Ratio(8) 4.33 to 1.0 4.35 to 1.0 4.38 to 1.0 4.48 to 1.0 4.50 to 1.0

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 42 (1) As of March 31, 2024, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion; MAIN’s Corporate Facility is fully revolving until August 2026, with a maturity date in August 2027 (2) As of March 31, 2024, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; MAIN’s SPV Facility is fully revolving until November 2025, with a maturity date in November 2027 (3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities (4) Credit Facilities’ rates reflect the rate based on SOFR as of March 31, 2024 and effective as of the contractual reset date as of April 1, 2024 (5) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively (7) MAIN's SBIC licenses provide for total SBIC debenture capacity of $350.0 million Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets Facility Interest Rate Maturity Principal Drawn $995.0 million Corporate Facility(1)(3)(5) SOFR+1.875% floating (7.3%(4)) August 2027(1) $313.0 million $430.0 million SPV Facility(2)(3)(5) SOFR+2.50% floating (7.9%(4)) November 2027(2) $10.0 million Notes Payable 3.00% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures July 14, 2026 $500.0 million Notes Payable(5) 5.20% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matured on May 1, 2024 $450.0 million Notes Payable 6.95% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures March 1, 2029 $350.0 million Notes Payable 7.74%(6) fixed (weighted average) Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures December 23, 2025 $150.0 million SBIC Debentures(7) 2.82% fixed (weighted average) Various dates between 2027 - 2033 (weighted average duration = 5.4 years) $286.2 million

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 43 (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $323.0 $450.0 $150.0 $500.0 $350.0 SBIC debentures Credit Facility May 2024 Notes December 2025 Notes July 2026 Notes March 2029 Notes 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) The defined term and additional details for the Credit Facilities are included on page 42 (2) Issued in April 2019; with follow-on issuances in December 2019 and July 2020; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) Issued in December 2022; with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2021; with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (6) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (1) (4) (2)(3) (5) (6) (3)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 44 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands, except per share data): MAIN’s financial results are subject to impact from changes in interest rates; MAIN’s capital structure includes a majority of fixed rate debt obligations, while MAIN’s investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors – 84% of MAIN’s outstanding debt obligations have fixed interest rates(5), limiting the increase in interest expense – 67% of MAIN’s debt investments bear interest at floating rates(5), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted-average floor of approximately 120 basis points)(6) – Provides MAIN the opportunity to achieve increases in net investment income if market interest rates increase, but also results in reductions to net investment income if market interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 42) or other debt obligations existing as of March 31, 2024 (2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases) (4) Per share amount is calculated using shares outstanding as of March 31, 2024 (5) As of March 31, 2024, based on par; on May 1, 2024, MAIN repaid the May 2024 fixed rate notes with borrowings under its floating rate Credit Facilities (6) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2024 Although we believe that this analysis is indicative of the impact of interest rate changes to our net investment income as of March 31, 2024, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our net investment income. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above. Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in Net Investment Income Increase (Decrease) in Net Investment Income per Share(4) (100) $ (20,370) $ 3,230 $ (17,140) $ (0.20) (75) (15,279) 2,423 (12,856) (0.15) (50) (10,189) 1,615 (8,574) (0.10) (25) (5,097) 808 (4,289) (0.05) 25 5,097 (808) 4,289 0.05 50 10,193 (1,615) 8,578 0.10 75 15,290 (2,423) 12,867 0.15 100 20,386 (3,230) 17,156 0.20

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 45 Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,314,388 shares, or approximately $37.1 million, purchased by management as part of, or subsequent to, the MAIN IPO, including 13,286 shares, or approximately $0.6 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended March 31, 2024 (3) Based upon closing market price of $47.31/share on March 31, 2024 # of Shares (2) Market Value (3) Management (1) 3,488,589 $165,045,146

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 46 Notes: (1) Indexed as of October 5, 2007 and last trading date is March 31, 2024 (2) Assumes dividends reinvested on date paid (3) The KBW Nasdaq Regional Banking Index is a modified market capitalization weighted index designed to track the performance of U.S. regional banks or thrifts that are publicly traded in the U.S. (4) The S&P BDC Index measures the performance of Business Development Companies that trade on major U.S. exchanges; Constituents are float-adjusted market capitalization (FMC) weighted, subject to a single constituent weight cap of 10% MAIN Total Return(1) Performance Since IPO (2) (3) (4)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 47 Executive Summary Unique focus on under-served Lower Middle Market • Inefficient asset class with less competition • Unique market opportunity with attractive risk-adjusted returns • Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest-bearing Private Loan and Middle Market debt investments • Lower risk / more liquid asset class • Opportunity for consistent investment activity • Generally first lien, senior secured debt investments Growing Asset Management Business drives additional investment income Efficient internally managed operating structure drives greater shareholder returns • Alignment of interests between management and our shareholders • Maintains an industry leading operating cost structure • Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation • Additional dividend income through periodic supplemental dividends Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 48 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 49 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation Board of Directors Quanta Services, Inc. J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Financial Officer & Chief Operating Officer Jason B. Beauvais EVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director Ryan R. Nelson SVP, Finance & Chief Accounting Officer Research Coverage Vilas Abraham UBS (212) 713-3241 Robert J. Dodd Raymond James (901) 579-4560 Mark Hughes Truist Securities (615) 748-4422 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 Bryce Rowe B. Riley Financial (703) 312-1820 Erik Zwick Hovde Group (617) 510-1239 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937-5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Jesse E. Morris EVP, Chief Financial Officer & Chief Operating Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Financial Officer & Chief Operating Officer Jason B. Beauvais, EVP, General Counsel, Secretary & Chief Compliance Officer Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Debt Capital Markets Presentation First Quarter – 2024 Main St et Capital Corporation NYSE: IN mainstc ital.com

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of May 10, 2024, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation 1st Quarter – 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms Conservative capital structure with multiple issuer investment grade ratings • Fitch – BBB-/stable outlook • S&P – BBB-/stable outlook (1) Capital under management includes undrawn portion of debt capital as of March 31, 2024 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $7.4 billion in capital under management(1) – Over $5.8 billion internally at MAIN(1) – Over $1.6 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million • Provides single source solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned by private equity sponsors (Private Loans) • Originated directly by MAIN or through strategic relationships with other investment funds • First lien, senior secured debt investments • Companies consistent with size of the companies in MAIN’s LMM and Middle Market investment strategies Debt investments in Middle Market companies • First lien, senior secured and/or rated debt investments • Larger companies than LMM investment strategy Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 Investment Portfolio – By Type of Investment(1) (1) Fair value as of March 31, 2024 (2) Excludes $103.4 million of fair value of short-term portfolio investments, as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (3) Other portfolio investments, as described in MAIN’s SEC filings

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 Unique Investment Strategy Middle Market • Larger companies than LMM strategy, with EBITDA between $20 million - $100 million • First lien, senior secured debt investments • Floating rate debt investments • Large addressable market • MAIN has been de-emphasizing this strategy for the last few years and expects to continue to do so in the future Lower Middle Market (LMM) • Proprietary investments that are difficult for investors to access • Companies with $10 million - $150 million of revenues and $3 million - $20 million of EBITDA • Customized financing solutions which include a combination of first lien, senior secured debt and equity • Large addressable market • High cash yield from debt investments • Dividend income, NAV growth and net realized gains from equity investments Private Loans • Companies that are similar in size to companies in LMM and Middle Market • First lien, senior secured debt investments in privately held companies originated directly by MAIN or through strategic relationships with other investment funds • Floating rate debt investments • Proprietary investments that can be difficult for investors to access • Investments with attractive risk-adjusted returns Asset Management Business • MAIN serves as the investment adviser to several third-party clients • Monetizing value of MAIN’s intangible assets • Significant contribution to net investment income • Source of stable, recurring fee income • Returns benefit MAIN stakeholders due to internally managed structure MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 Portfolio Highlights(1) Middle Market • $238.6 million of total investments • 22 companies • $231.6 million of debt investments (97% of Middle Market portfolio) • Over 99% of debt investments are first lien(2) • Average investment size of $12.9 million(2) • 86% of debt investments bear interest at floating rates(2) • Weighted-average effective yield of 12.9%(3) • MAIN has been and expects to continue to de- emphasize this strategy Lower Middle Market • $2.4 billion of total investments • 81 companies • $1.3 billion of debt investments (56%) • $1.1 billion of equity investments (44%) • Typical initial investment target of 75% debt / 25% equity • Over 99% of debt investments are first lien(2) • Average investment size of $29.2 million at fair value or $22.8 million at cost • Weighted-average effective yield on debt of 12.8%(3) Private Loans • $1.5 billion of total investments • 88 companies • $1.4 billion of debt investments (93% of Private Loan portfolio) • Over 99% of debt investments are first lien(2) • Average investment size of $17.5 million(2) • 96% of debt investments bear interest at floating rates(2) • Weighted-average effective yield of 12.8%(3) Total Portfolio(4) • $4.4 billion of total investments • 206 companies and entities • $3.0 billion of debt investments (67%) • $1.4 billion of equity investments (33%), including $109.9 million of Other Portfolio investments • Over 99% of debt investments are first lien(2) • 67% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 12.8%(3) The benefits of MAIN’s unique investment strategy have resulted in a high quality, diversified and mature investment portfolio (1) As of March 31, 2024; investment amounts at fair value, unless otherwise noted (2) As of March 31, 2024; based on cost (3) As of March 31, 2024; weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Includes $185.3 million of fair value ($29.5 million of cost basis) of equity investment relating to MAIN’s wholly-owned unconsolidated subsidiary, MSC Adviser I, LLC (the External Investment Manager); excludes $103.4 million of fair value of short-term portfolio investments, as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 Business Development Company (BDC) Background Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage • Must maintain an asset to debt coverage ratio of at least 1.5x Full Transparency • Detailed schedule of all investments (and related key terms) in quarterly and annual reporting • Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes • To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors • To avoid a 4% federal excise tax on undistributed income, BDCs must distribute in each calendar year the sum of (1) 98% of their net ordinary income for the calendar year and (2) 98.2% of their realized capital gains (both long-term and short-term) • Tax treatment is similar to Real Estate Investment Trusts (REITs) Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid- sized U.S. businesses Highly regulated by the SEC under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in debt and equity investments in private companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 MAIN Capital Structure (1) Includes MAIN’s Corporate Facility and SPV Facility (together, the Credit Facilities); see page 18 for further detail related to MAIN’s Credit Facilities (2) Debt amounts reflected at par value (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) Based on stock price of $47.31 as of March 31, 2024 Current capitalization ($ in 000's) 3/31/2024 % of Capitalization Cash $ 114,984 Credit Facilities(1)(3) 323,000 7.1 % July 2026 Notes(2) 500,000 10.9 % May 2024 Notes(2)(3) 450,000 9.8 % March 2029 Notes(2) 350,000 7.6 % December 2025 Notes(2) 150,000 3.3 % Total non-SBIC debt $ 1,773,000 38.7 % SBIC Debentures(2) 286,200 6.3 % Total debt $2,059,200 45.0 % Book value of equity 2,515,970 55.0 % Total capitalization $4,575,170 100.0 % Debt / Capitalization 0.45x Debt / Book equity 0.82x Debt / Enterprise value(4) 0.34x Debt / Market capitalization(4) 0.51x Stock price / Net asset value per share(4) 1.60x

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 10 Conservative Leverage (1) See page 18 for further detail related to MAIN’s Credit Facilities (2) Includes the carry value of the July 2026 Notes ($498.8 million; $500.0 million par), the May 2024 Notes ($450.0 million; $450.0 million par), the March 2029 Notes ($346.5 million; $350.0 million par) and the December 2025 Notes ($149.1 million; $150.0 million par) (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) Distributable Net Investment Income (DNII)(8) + interest expense / interest expense on a trailing twelve-month basis (5) Calculated as total assets divided by total debt at par, including July 2026 Notes ($500.0 million), May 2024 Notes ($450.0 million), March 2029 Notes ($350.0 million), SBIC Debentures ($286.2 million) and December 2025 Notes ($150.0 million) (6) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC asset coverage requirements, and thereby are excluded from Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN (7) Debt to NAV Ratio is calculated based upon the par value of debt (8) Net debt in this ratio includes par value of debt less cash and cash equivalents of $100.9 million, $14.1 million and $115.0 million for the Non-SBIC, SBICs and Total, respectively (9) See Non-GAAP Information disclosures on page 37 and reconciliation of DNII to Net Investment Income on page 39 of this presentation As of March 31, 2024 ($ in 000's) Non-SBIC SBICs Total Total Assets $ 4,198,077 $ 560,741 $ 4,758,818 Debt Capital: Credit Facilities(1)(3) 323,000 — 323,000 SBIC Debentures — 281,013 281,013 Notes Payable(2)(3) 1,444,402 — 1,444,402 Total Debt $ 1,767,402 $ 281,013 $ 2,048,415 Net Asset Value (NAV) $ 2,237,784 $ 278,186 $ 2,515,970 Key Leverage Stats Interest Coverage Ratio(4)(9) 4.28x 6.38x 4.50x Asset Coverage Ratio(5) 2.37x 1.96x 2.31x Consolidated Asset Coverage Ratio - Regulatory(6) N/A N/A 2.41x Debt to Assets Ratio 0.42x 0.50x 0.43x Regulatory Debt to NAV Ratio(6)(7) N/A N/A 0.70x Debt to NAV Ratio(7) 0.79x 1.03x 0.82x Net Debt to NAV Ratio(8)(9) 0.75x 0.98x 0.77x

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 11 Conservative Leverage - Regulatory Passage of the Small Business Credit Availability Act in December 2017 provided the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x MAIN received shareholder approval, effective as of May 3, 2022, to adopt the 1.50x asset coverage ratio MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the 1.50x regulatory limits, and proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns (1) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN (2) We received shareholder approval, effective as of May 3, 2022, to adopt the 1.5x asset coverage ratio (decreased from the previously required asset coverage ratio of 2.0x) MAIN’s Historical Asset Coverage Ratio: 2019 2020 2021 2022 2023 Q1 2024 Consolidated Asset Coverage Ratio - Regulatory(1) 2.89x 2.67x 2.22x 2.27x 2.69x 2.41x Prior Minimum Required Asset Coverage(2) 2.00x 2.00x 2.00x N/A N/A N/A Cushion % above Prior Minimum Required Asset Coverage 45% 34% 11% N/A N/A N/A Current Minimum Required Asset Coverage(2) 1.50x 1.50x 1.50x 1.50x 1.50x 1.50x Cushion % above Current Minimum Required Asset Coverage 93% 78% 48% 51% 79% 61%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 12 Conservative Leverage - Excess Collateral Improves Over Time MAIN’s conservative use of leverage and equity to fund its growth results in significant excess collateral that provides protection to lenders MAIN’s management of its capital structure results in reduced risk profile for debt investors over time Excess collateral available to unsecured lenders has increased by 289% since MAIN’s first investment grade (IG) debt issuance (1) Most recent information publicly reported prior to first IG debt issuance (2) Represents asset value in excess of SBIC debt (par value); SBIC assets contain negative pledge in relation to SBIC debt; therefore, equity at SBIC entities is effectively collateral for lenders (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) First IG notes issued in November 2014 (5) Includes additional IG debt issuances in April 2019, December 2019, July 2020, January 2021, October 2021, December 2022, February 2023 and January 2024 ($ millions) 9/30/2014 (1) 3/31/2024 Total Assets Excluding SBIC Assets $ 1,137 $ 4,198 Add: Equity Value of SBIC Entities(2) 218 278 Total Collateral Available to Secured Lenders $ 1,355 $ 4,476 Less: Secured Debt (Credit Facilities)(3) (287) (323) Excess Collateral Available to Unsecured Lenders $ 1,068 $ 4,153 Increase since first IG debt issuance(4) 289 % Less: Unsecured Debt Outstanding (par value)(3) (91) (1,450) Remaining Excess Collateral Available to Unsecured Lenders $ 977 $ 2,703 Increase since first IG debt issuance(4) 177% (5)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 13 Key Credit Highlights • Management team has over 100 years of collective investment experience and relationships • Long-term working relationships together dating back over 20 years • Significant management equity ownership • Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency • 1940 Act requires MAIN to maintain a minimum 1.5x regulatory asset coverage ratio • MAIN’s asset coverage ratio is ~2.4x on a regulatory basis excluding SBIC Debentures; ~2.3x on a consolidated basis including SBIC debentures • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program Experienced Management Team with Strong Track Record Efficient and Leverageable Internally Managed Operating Structure Conservative Leverage Unique Investment Strategy • Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN’s returns to its investors High Quality Portfolio • Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 14 MAIN Executive Management Team (1) Member of MAIN Executive Committee (2) Member of MAIN Investment Committee; Vince Foster, MAIN’s Chairman of the Board, is also a member of MAIN’s Investment Committee (3) Chief Investment Officer (4) Chief Compliance Officer • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 • Director of Acquisitions & Integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak(1)(2) CEO Jason Beauvais; JD(1) EVP, GC, CCO(4) and Secretary • Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) • Associate in the corporate and securities section at Baker Botts LLP David Magdol(1)(2) President and CIO(3) • Co-founded MAIN; Joined Main Street group in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office) Jesse Morris(1) CFO, COO, EVP • Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with a Big 5 Accounting Firm

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 15 Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,314,388 shares, or approximately $37.1 million, purchased by management as part of, or subsequent to, the MAIN IPO, including 13,286 shares, or approximately $0.6 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended March 31, 2024 (3) Based upon closing market price of $47.31/share on March 31, 2024 # of Shares (2) Market Value (3) Management (1) 3,488,589 $165,045,146

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 16 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of MAIN investors MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%(2) Significant portion of total operating expenses(1) are non-cash • Non-cash compensation expenses(3) were 30.0%(2) of total operating expenses (1) • Operating Expense to Assets Ratio of 0.9%(2) excluding non-cash compensation expenses(3) MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our stakeholders (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2024 (3) See non-GAAP information disclosures on page 37 and calculation of non-cash compensation expenses on page 39 of this presentation

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 17 MAIN Maintains a Significant Operating Cost Advantage Operating Expenses(1) as a Percentage of Total Assets Other BDCs Excl. Non-cash Exp (4)(6) (1) Total expenses excluding interest expense (2) Based upon the trailing twelve-month period ended March 31, 2024 (3) Based upon the trailing twelve-month period ended March 31, 2024, excluding non-cash compensation expenses (4) See non-GAAP information disclosures on page 37 and calculation of non-cash compensation expenses on page 39 of this presentation (5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2023; specifically includes: ARCC, BBDC, BCSF, BKCC, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, MRCC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, PTMN, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF (6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended December 31, 2023 as derived from each company’s SEC filings, including non-cash compensation expenses (7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended December 31, 2023 as derived from each company’s SEC filings, excluding non-cash compensation expenses (8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended December 31, 2023 and includes commercial banks with a market capitalization between $500 million and $3 billion MAIN (2) MAIN Excl. Non-cash Exp (3) Other BDCs (4)(5) Commercial Banks (7) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% MAIN (2) MAIN Excl. Non-cash Comp Exp (3)(4) Other BDCs (5)(6) Other BDCs Excl. Non-cash Comp Exp (5)(7) Commercial Banks (8)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 18 Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets (1) As of March 31, 2024, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion; MAIN’s Corporate Facility is fully revolving until August 2026, with a maturity date in August 2027 (2) As of March 31, 2024, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; MAIN’s SPV Facility is fully revolving until November 2025, with a maturity date in November 2027 (3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities (4) Credit Facilities’ rates reflect the rate based on SOFR as of March 31, 2024 and effective as of the contractual reset date as of April 1, 2024 (5) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively (7) MAIN's SBIC licenses provide for total SBIC debenture capacity of $350.0 million Facility Interest Rate Maturity Principal Drawn $995.0 million Corporate Facility(1)(3)(5) SOFR+1.875% floating (7.3%(4)) August 2027(1) $313.0 million $430.0 million SPV Facility(2)(3)(5) SOFR+2.50% floating (7.9%(4)) November 2027(2) $10.0 million Notes Payable 3.00% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures July 14, 2026 $500.0 million Notes Payable(5) 5.20% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matured on May 1, 2024 $450.0 million Notes Payable 6.95% fixed Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures March 1, 2029 $350.0 million Notes Payable 7.74%(6) fixed (weighted average) Redeemable at MAIN’s option at any time, subject to certain make whole provisions; Matures December 23, 2025 $150.0 million SBIC Debentures(7) 2.82% fixed (weighted average) Various dates between 2027 - 2033 (weighted average duration = 5.4 years) $286.2 million

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 19 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) The defined term and additional details for the Credit Facilities are included on page 18 (2) Issued in April 2019; with follow-on issuances in December 2019 and July 2020; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities (4) Issued in December 2022; with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2021; with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (6) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $323.0 $450.0 $150.0 $500.0 $350.0 SBIC debentures Credit Facility May 2024 Notes December 2025 Notes July 2026 Notes March 2029 Notes 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 (1) (2) (4) (5) (6) (3)(3)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 20 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands, except per share data): MAIN’s financial results are subject to impact from changes in interest rates; MAIN’s capital structure includes a majority of fixed rate debt obligations, while MAIN’s investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors – 84% of MAIN’s outstanding debt obligations have fixed interest rates(5), limiting the increase in interest expense – 67% of MAIN’s debt investments bear interest at floating rates(5), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted-average floor of approximately 120 basis points)(6) – Provides MAIN the opportunity to achieve increases in net investment income if market interest rates increase, but also results in reductions to net investment income if market interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 18) or other debt obligations existing as of March 31, 2024 (2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases) (4) Per share amount is calculated using shares outstanding as of March 31, 2024 (5) As of March 31, 2024, based on par; on May 1, 2024, MAIN repaid the May 2024 fixed rate notes with borrowings under its floating rate Credit Facilities (6) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2024 Although we believe that this analysis is indicative of the impact of interest rate changes to our net investment income as of March 31, 2024, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our net investment income. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above. Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in Net Investment Income Increase (Decrease) in Net Investment Income per Share(4) (100) $ (20,370) $ 3,230 $ (17,140) $ (0.20) (75) (15,279) 2,423 (12,856) (0.15) (50) (10,189) 1,615 (8,574) (0.10) (25) (5,097) 808 (4,289) (0.05) 25 5,097 (808) 4,289 0.05 50 10,193 (1,615) 8,578 0.10 75 15,290 (2,423) 12,867 0.15 100 20,386 (3,230) 17,156 0.20

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 21 At-The-Market (ATM) Equity Program Provides permanent capital to match indefinite or long-term holding period for LMM investments Facilitates maintenance of conservative leverage position Issued equity is accretive to NAV per share Provides significant benefits vs traditional overnight equity offerings • Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings • Provides equity capital at significantly lower cost • Avoids negative impact to stock price from larger overnight equity offerings Raised net proceeds of $1,038.1 million since inception in 2015(1) • Average sale price is approximately 59% above average NAV per share over same period(1) • Resulted in economic cost savings of approximately $52.4 million when compared to traditional overnight equity offering(1)(2) ATM Equity Program provides efficient and low cost access to equity capital • Provides access to equity capital to match growth of LMM investments on an as- needed basis • Provides significant economic cost savings compared to traditional overnight equity offerings (1) Through March 31, 2024 (2) Assumes 6% all-in cost for traditional overnight equity offering

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 LMM Investment Strategy Investment Objectives • High cash yield from secured debt investments (12.5% weighted- average cash coupon as of March 31, 2024); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN's perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN's permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 23 LMM Investment Opportunity Large and critical portion of U.S. economy • 195,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market • Proprietary investments originated directly by MAIN or through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.8 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 12.8%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity sponsor (1) This calculation excludes two Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted-average EBITDA of approximately $61.1 million(1) Large and critical portion of U.S. economy • 220,000+ domestic Middle Market businesses(2) More relative liquidity than LMM and Private Loan investments 8% – 13% targeted gross yields • Weighted-average effective yield of 12.9%(3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(4) MAIN has historically invested in debt investments in Middle Market companies and continues to maintain a portfolio of these investments Over the last few years, MAIN has been de- emphasizing this strategy and expects to continue to do so in the future (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company (2) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $1,000,000,000 (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 26 Asset Management Business MAIN(1) is the investment adviser to several third party clients in its Asset Management Business MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (MSIF), a non-listed BDC • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.75% of total assets – Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains MAIN(1) is the investment adviser and administrator to two private funds and a separately managed account with the investment strategies for these clients solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $8.6 million contribution to net investment income in the first quarter of 2024(2) – $33.4 million contribution to net investment income in the year ended December 31, 2023(2) – $155.8 million of cumulative unrealized appreciation as of March 31, 2024 MAIN’s Asset Management Business represents additional income diversification and the opportunity for greater stakeholder returns MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of this Asset Management Business Growth of Asset Management Business is primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 27 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio(1) at fair value consists of approximately 53% LMM / 34% Private Loan / 5% Middle Market / 8% Other Portfolio(1) investments 191 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $19.2 million(2) • Largest individual portfolio company represents 3.5%(3) of total investment income and 3.6% of total portfolio fair value(1) (most investments are less than 1% of income and fair value) • Non-accrual investments represent 0.5% of the total investment portfolio at fair value and 2.0% at cost • Weighted-average effective yield of 12.8%(4) Significant diversification Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and stakeholder dividends • Issuer • Industry • Transaction type (1) Includes the External Investment Manager and excludes $103.4 million of fair value of short-term portfolio investments, as these represent investments deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio, each as described in MAIN’s SEC filings (2) As of March 31, 2024; based on cost (3) Based upon total investment income for the trailing twelve-month period ended March 31, 2024 (4) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 28 Portfolio Snapshot – Significant Diversification (1) Excludes MAIN’s short-term portfolio investments as described in MAIN's SEC Filings of $103.3 million at cost and $103.4 million at fair value as of March 31, 2024, $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 ($ in millions) 12/31/2021 12/31/2022 12/31/2023 3/31/2024 Number of Portfolio Companies Lower Middle Market 73 78 80 81 Private Loans 75 85 87 88 Middle Market 36 31 23 22 Other Portfolio 13 14 15 14 External Investment Adviser 1 1 1 1 Total(1) 198 209 206 206 $ Invested - Cost Basis Lower Middle Market $ 1,455.7 $ 1,719.9 $ 1,782.9 $ 1,850.3 % of Total 44.7% 45.6% 47.8% 48.1 % Private Loans $ 1,157.5 $ 1,500.3 $ 1,470.1 $ 1,538.3 % of Total 35.5% 39.8% 39.5% 40.0 % Middle Market $ 440.9 $ 401.7 $ 294.4 $ 284.8 % of Total 13.5% 10.7% 7.9% 7.4 % Other Portfolio $ 173.7 $ 120.4 $ 149.1 $ 141.2 % of Total 5.4% 3.1% 4.0% 3.7 % External Investment Adviser $ 29.5 $ 29.5 $ 29.5 $ 29.5 % of Total 0.9% 0.8% 0.8% 0.8 % Total(1) $ 3,257.3 $ 3,771.8 $ 3,726.0 $ 3,844.1

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes MAIN’s short-term portfolio investments as described in MAIN's SEC Filings of $103.3 million at cost and $103.4 million at fair value as of March 31, 2024, $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 ($ in millions) 12/31/2021 12/31/2022 12/31/2023 3/31/2024 $ Invested - Fair Value Lower Middle Market $ 1,716.4 $ 2,060.5 $ 2,273.0 $ 2,361.5 % of Total 48.2% 50.3% 53.0% 53.1 % Private Loans $ 1,141.8 $ 1,471.5 $ 1,453.5 $ 1,519.5 % of Total 32.1% 35.9% 33.9% 34.2 % Middle Market $ 395.2 $ 329.1 $ 243.7 $ 238.6 % of Total 11.1% 8.0% 5.7% 5.4 % Other Portfolio $ 166.1 $ 116.3 $ 142.0 $ 139.8 % of Total 4.7% 2.8% 3.3% 3.1 % External Investment Adviser $ 140.4 $ 122.9 $ 174.1 $ 185.3 % of Total 3.9% 3.0% 4.1% 4.2 % Total(1) $ 3,559.9 $ 4,100.3 $ 4,286.3 $ 4,444.7 % of Total $ Invested in Debt (Cost Basis) Lower Middle Market $ 1,031.9 $ 1,267.7 $ 1,282.8 $ 1,341.8 % of Total of Lower Middle Market 70.9% 73.7% 72.0% 72.5 % Private Loans $ 1,107.1 $ 1,457.0 $ 1,391.9 $ 1,457.4 % of Total of Total Private Loans 95.7% 97.1% 94.7% 94.7 % Middle Market $ 411.4 $ 376.9 $ 269.2 $ 259.2 % of Total of Total Middle Market 93.3% 93.8% 91.4% 91.0 % Other Portfolio $ 63.2 $ — $ 23.4 $ 29.9 % of Total of Total Other Portfolio 36.4% — % 15.7% 21.2 % External Investment Adviser $ — $ — $ — $ — % of External Investment Adviser — % — % — % — % Total(1) $ 2,613.6 $ 3,101.6 $ 2,967.3 $ 3,088.3 % of Total Portfolio(1) 80.2% 82.2% 79.6% 80.3%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes MAIN’s short-term portfolio investments as described in MAIN's SEC Filings of $103.3 million at cost and $103.4 million at fair value as of March 31, 2024, $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 ($ in millions) 12/31/2021 12/31/2022 12/31/2023 3/31/2024 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market $ 1,021.1 $ 1,256.9 $ 1,272.4 $ 1,331.3 % of Total Lower Middle Market 99.0% 99.1% 99.2% 99.2 % Private Loans $ 1,093.0 $ 1,450.6 $ 1,391.9 $ 1,457.2 % of Total Private Loans 98.7% 99.6% 100.0% 99.9 % Middle Market $ 406.2 $ 372.3 $ 266.6 $ 256.6 % of Total Middle Market 98.7% 98.8% 99.1% 99.0 % Other Portfolio $ 63.2 $ — $ 23.4 $ 29.9 % of Total Other Portfolio 100.0% — % 100.0% 100.0 % External Investment Adviser $ — $ — $ — $ — % of External Investment Adviser — % — % — % — % Total(1) $ 2,583.5 $ 3,079.8 $ 2,954.3 $ 3,075.0 % of Total Portfolio Debt Investments 98.8% 99.3% 99.6% 99.6% % of Total Investment Portfolio(1) 79.3% 81.7% 79.3% 80.0%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 31 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager and short-term portfolio investments, each as described in MAIN’s SEC filings, which in aggregate represent approximately 7% of the total portfolio

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 Diversified Total Portfolio (as a Percentage of Cost)(1) Invested Capital by Transaction Type Invested Capital by Geography(2) 27% 17% 20% 14% 22% (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager and short-term portfolio investments, each as described in MAIN’s SEC filings, which in aggregate represent approximately 7% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 2% of the total portfolio 15% 39% 42% 4%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 33 LMM Investment Portfolio 81 portfolio companies / $2.4 billion in fair value • 53% of total investment portfolio(1) at fair value Debt yielding 12.8%(2) (73% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 72% of debt investments earn fixed-rate interest • Over 840 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing 40% average ownership position (27% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 63% of LMM companies(3) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $511.2 million, or $6.00 per share, of cumulative pre-tax net unrealized appreciation at March 31, 2024 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Includes the LMM companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve- month period ended March 31, 2024

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 34 LMM Investment Portfolio Median LMM portfolio credit statistics(1): • Senior leverage of 3.0x EBITDA through MAIN’s debt position • 2.4x EBITDA to senior interest coverage • Total leverage of 3.0x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $29.2 million at fair value or $22.8 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • MAIN has been invested in 27% (22 different companies) of its LMM portfolio companies for greater than 10 years (representing 9% of total costs basis and 14% of total fair value) • Total LMM portfolio investments at fair value equals 128% of cost • Equity component of LMM portfolio at fair value equals 206% of cost • Majority of LMM portfolio companies have de-leveraged and have experienced equity appreciation – 49 LMM portfolio companies with unrealized appreciation on equity investments – Net unrealized appreciation on LMM Equity investments of $536.6 million LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics MAIN’s long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation (1) These credit statistics exclude portfolio companies on non-accrual and five companies for which EBITDA is not a meaningful metric

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 35 Private Loan Investment Portfolio 88 investments / $1.5 billion in fair value • 34% of total investment portfolio(1) at fair value Average investment size of $17.5 million(2) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(2) of Private Loan portfolio is secured debt • Over 99%(2) of Private Loan debt portfolio is first lien term debt Debt yielding 12.8%(3) • 96%(2) of Private Loan debt investments bear interest at floating rates(4), providing matching with MAIN’s floating rate Credit Facilities(5) • Over 550 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(5) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) As of March 31, 2024; based on cost (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (5) The defined term and additional details for the Credit Facilities is included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 36 Middle Market Investment Portfolio 22 investments / $238.6 million in fair value • 5% of total investment portfolio(1) at fair value Average investment size of $12.9 million(2) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 91%(2) of Middle Market portfolio is secured debt • Over 99%(2) of Middle Market debt portfolio is first lien term debt Debt yielding 12.9%(3) • 86%(2) of Middle Market debt investments bear interest at floating rates(4), providing matching with MAIN’s floating rate Credit Facilities(5) • Over 550 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(5) Middle Market investment portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM investment portfolio and represents a potential source of liquidity for MAIN’s future investment activities Over the last few years, MAIN has been de- emphasizing this strategy and expects to continue to do so in the future (1) Excludes $103.4 million of fair value of short-term portfolio investments as described in MAIN's SEC filings, as these investments are deemed to be short-term in nature, as opposed to a long-term component of MAIN's investment portfolio (2) As of March 31, 2024; based on cost (3) Weighted-average effective yield is calculated using the applicable interest rate as of March 31, 2024 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) 86% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates (5) The defined term and additional details for the Credit Facilities is included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 37 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 38 Main Street Capital Corporation Appendix

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 39 MAIN Income Statement Summary (1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase (Decrease) in Net Assets (2) Excludes non-cash compensation expenses (3) See Non-GAAP Information disclosures on page 37 of this presentation (4) Change in DNII Margin is based upon the basis point difference (increase/(decrease)) NM – Not Measurable / Not Meaningful Q1 24 vs. Q1 23 ($ in 000’s), except per share amounts Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Change(1) Total Investment Income $ 120,254 $ 127,583 $ 123,237 $ 129,309 $ 131,606 9% Expenses: Interest Expense (24,997) (26,754) (26,414) (24,410) (26,776) (7)% G&A Expense(2) (9,814) (10,501) (10,652) (10,053) (10,458) (7)% Distributable Net Investment Income (DNII)(2)(3) 85,443 90,328 86,171 94,846 94,372 10% DNII Margin % 71.1% 70.8% 69.9% 73.3% 71.7% 66 bps (4) Non-Cash Compensation Expenses(3) Share-based Compensation Expense (4,100) (4,087) (4,164) (4,169) (4,103) —% Deferred Compensation (Expense) Benefit (376) (513) 172 (533) (462) (23)% Total Non-Cash Compensation Expenses(3) (4,476) (4,600) (3,992) (4,702) (4,565) (2)% Net Investment Income (NII) 80,967 85,728 82,179 90,144 89,807 11% Net Realized Gain (Loss) (28,379) (75,506) 664 (17,284) (12,367) NM Net Unrealized Appreciation 35,118 104,941 27,011 65,507 40,647 NM Income Tax (Provision) Benefit (8,114) (8,647) (6,593) 711 (10,940) (35)% Net Increase in Net Assets $ 79,592 $ 106,516 $ 103,261 $ 139,078 $ 107,147 35% NII Per Share $ 1.02 $ 1.06 $ 0.99 $ 1.07 $ 1.05 3% DNII Per Share(3) $ 1.07 $ 1.12 $ 1.04 $ 1.12 $ 1.11 4%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 40 MAIN Per Share Change in Net Asset Value (NAV) (1) See Non-GAAP Information disclosures on page 37 and reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 39 of this presentation (2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and the At-the-Market (ATM) equity issuance program (3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Beginning NAV $ 26.86 $ 27.23 $ 27.69 $ 28.33 $ 29.20 Distributable Net Investment Income(1) 1.07 1.12 1.04 1.12 1.11 Non-Cash Compensation Expenses(1) (0.05) (0.06) (0.05) (0.06) (0.06) Net Realized Gain (Loss) (0.36) (0.94) 0.01 (0.20) (0.15) Net Unrealized Appreciation 0.44 1.31 0.33 0.78 0.49 Income Tax (Provision) Benefit (0.10) (0.11) (0.08) 0.02 (0.13) Net Increase in Net Assets 1.00 1.32 1.25 1.66 1.26 Regular Monthly Dividends to Shareholders (0.675) (0.675) (0.69) (0.705) (0.72) Supplemental Dividends to Shareholders (0.175) (0.23) (0.28) (0.275) (0.30) Accretive Impact of Stock Offerings(2) 0.18 0.18 0.32 0.11 0.05 Other(3) 0.04 (0.14) 0.03 0.08 0.05 Ending NAV $ 27.23 $ 27.69 $ 28.33 $ 29.20 $ 29.54 Weighted Average Shares 79,552,200 80,807,861 82,921,764 84,443,301 85,138,530

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 41 MAIN Balance Sheet Summary (1) The defined term and additional details for the Credit Facilities are included on page 18 (2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023) (3) On May 1, 2024, MAIN repaid the May 2024 Notes at maturity with borrowings under its Credit Facilities ($ in 000’s, except per share amounts) Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 LMM Portfolio Investments $ 2,112,619 $ 2,170,226 $ 2,190,371 $ 2,273,000 $ 2,361,511 Private Loan Portfolio Investments 1,491,395 1,499,310 1,543,958 1,453,549 1,519,538 Middle Market Portfolio Investments 306,243 295,853 290,613 243,695 238,553 Other Portfolio Investments 116,067 111,184 123,649 141,964 139,782 External Investment Manager 132,650 133,970 146,131 174,063 185,260 Short-term Investments 1,943 — — — 103,383 Cash and Cash Equivalents 39,752 70,886 77,047 60,083 114,984 Other Assets 92,586 138,809 95,991 97,216 95,807 Total Assets $ 4,293,255 $ 4,420,238 $ 4,467,760 $ 4,443,570 $ 4,758,818 Credit Facilities(1)(3) $ 564,000 $ 580,000 $ 493,000 $ 360,000 $ 323,000 SBIC Debentures 328,206 343,943 344,239 344,535 281,013 Notes Payable(2)(3) 1,097,435 1,097,559 1,097,683 1,097,809 1,444,402 Other Liabilities 130,692 143,788 162,031 163,827 194,433 Net Asset Value (NAV) 2,172,922 2,254,948 2,370,807 2,477,399 2,515,970 Total Liabilities and Net Assets $ 4,293,255 $ 4,420,238 $ 4,467,760 $ 4,443,570 $ 4,758,818 Total Portfolio Fair Value as % of Cost 110% 113% 113% 115% 115 % Common Stock Price Data: High Close $ 42.49 $ 41.17 $ 42.73 $ 43.80 $ 47.31 Low Close 36.87 38.10 39.61 37.87 43.45 Quarter End Close 39.46 40.03 40.63 43.23 47.31

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 42 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation Board of Directors Quanta Services, Inc. J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Financial Officer & Chief Operating Officer Jason B. Beauvais EVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director Ryan R. Nelson SVP, Finance & Chief Accounting Officer Research Coverage Vilas Abraham UBS (212) 713-3241 Robert J. Dodd Raymond James (901) 579-4560 Mark Hughes Truist Securities (615) 748-4422 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 Bryce Rowe B. Riley Financial (703) 312-1820 Erik Zwick Hovde Group (617) 510-1239 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937-5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Jesse E. Morris EVP, Chief Financial Officer & Chief Operating Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Financial Officer & Chief Operating Officer Jason B. Beauvais, EVP, General Counsel, Secretary & Chief Compliance Officer Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information